Exhibit 10.1

CONSULTING SERVICES AGREEMENT

THIS AGREEMENT (“Agreement”) is entered into on February 22nd, 2018 between Halcyon Innovation (“Consultant”), with its principal place of business 929 Colorado Ave, Santa Monica, CA 90401 and Celebriddy Inc. (“Client”), with its principal place of business at 18 Narbonne, Newport Beach, CA 92660, and shall be effective as of February 22nd, 2018 (the “Effective Date”).

RECITALS

WHEREAS, Client wishes to utilize the services of Consultant in connection with developments of the DateKickstarter blockchain platform and associated developments:

NOW, THEREFORE, Consultant and Client agree as follows:

1.	Scope of Services

Consultant will perform the following work (“Consultant’s Work” or the “Work”) for Client in accordance with the completion times as set forth in Exhibit A.

2.	Price and Payment Terms

Client agrees to cooperate with Consultant’s reasonable requests with respect to the scheduling and performance of the work and to pay Consultant for Consultant’s Work as set forth in Exhibit A.

3.	Term and Termination

Unless terminated as provided herein, this Agreement shall extend to and terminate upon completion of Consultant’s Work as provided herein. Client may terminate this agreement for material breach, provided, however, that the terminating party has given the other party at least 7 days written notice of such breach after the opportunity to cure the breach and there has been no attempt made to cure the breach. Material breaches must be noticed in writing by certified mail or by email acknowledged by Consultant and a reasonable period of time must be given to cure a breach. A reasonable period of time shall never be considered less than ten business days. Termination for breach shall not preclude the terminating party from exercising any other remedies for breach. If Client repudiates the contract, Consultant shall enforce its legal rights against Client.

4.	Ownership of Intellectual Property

To the extent that Consultant has received payment of compensation as provided in this Agreement in accordance with the terms in paragraph 5 specifically but also as a whole, Consultant hereby assigns to Client all right, title, and interest in any intellectual property created or developed by Consultant for Client under this agreement. Notwithstanding the payment or partial payments are non-refundable.

5.	Confidential Information

A.       All information relating to Client that is known to be confidential or proprietary, or which is clearly marked as such, shall be held in confidence by Consultant and shall not be disclosed or used by Consultant except to the extent that such disclosure or use is reasonably necessary to the performance of Consultant’s Work.

B.       All information relating to Consultant that is known to be confidential or proprietary, or which is clearly marked as such, shall be held in confidence by Client and shall not be disclosed or used by Client except to the extent that such disclosure or use is reasonably necessary to the performance of Client’s duties and obligations under this Agreement.

C.       These obligations of confidentiality shall extend for a period of 5 years after the termination of this agreement, but shall not apply with respect to information that is independently developed by the parties, lawfully becomes a part of the public domain, or of which the parties gained knowledge or possession free of any confidentiality obligation.

6.	Warranty and Disclaimer

Consultant warrants that Consultant’s Work will be provided in a workmanlike manner. THIS WARRANTY IS EXCLUSIVE AND IS IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY ORAL OR WRITTEN REPRESENTATIONS, PROPOSALS OR STATEMENTS MADE ON OR PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT.

7.	Limitation of Remedies

Client’s sole and exclusive remedy for any claim against Consultant with respect to the quality of Consultant’s Work shall be the correction by Consultant of any material defects or deficiencies therein, of which Client notifies Consultant in writing by certified mail or email by acknowledged by Consultant within thirty (30) days after the completion of that portion of Consultant’s Work. In the absence of any such notice, Consultant’s Work shall be deemed satisfactory to and accepted by Client.

8.	Limitation of Liability

In no event shall Consultant be liable for any loss of profit or revenue by Client, or for any other consequential, incidental, indirect or economic damages incurred or suffered by Client arising as a result of or related to Consultant’s Work, whether in contract, tort, or otherwise, even if Client has been advised of the possibility of such loss or damages. Client agrees that the total liability for any and all claims of any kind arising out of or related to this Agreement, or to any act or omission of Consultant, whether in contract, tort or otherwise, shall not exceed an amount equal to the amount actually paid by Client to Consultant for Consultant’s Work during the twelve (12) month period preceding the date the claim arises; Client shall indemnify, defend and hold Consultant harmless against any claims by third parties, including all costs, expenses and attorneys’ fees incurred by the indemnified party therein, arising out of the indemnifying party’s breach of this Agreement.

9.	Non-Infringement Indemnity

Client shall indemnify and defend Consultant and its officers, directors, employees, distributors, suppliers, end users and agents from and against any loss, cost, damage, liability, or expense (including but not limited to reasonable attorneys’ fees) in connection with any third party claim arising out of the actual or alleged infringement of any third party patent, copyright, trade secret or other intellectual property right as a result of Consultant’s Work or Client’s use thereof.

10.	Relation of Parties

The performance by Consultant of its duties and obligations under this Agreement shall be that of a contractor (Consultant) and an equally sophisticated party (Client) advised to seek legal review prior to entering into this agreement, and nothing herein shall create or imply an agency relationship between Consultant and Client, nor shall this Agreement be deemed to constitute a joint venture or partnership between the parties. Client specifically agrees that this agreement is not entered into under duress, is an arms length transaction, and no term in it shall be construed against Consultant as its author. This agreement shall be understood to have been mutually negotiated by both parties but treated as if drafted by the Client if any controversy arises about its drafting or any question arises about the meaning of any of its terms or conditions.

11.	Employee Solicitation/Hiring

During the period of this agreement and for twelve (12) months thereafter, neither party shall directly or indirectly solicit or offer employment to or hire any employee, former employee, subcontractor, or former subcontractor of the other. The terms “former employee” and “former subcontractor” shall include only those employees or subcontractors of either party who were employed or utilized by that party on the Effective Date of this Agreement.

12.	Miscellaneous Provisions

A.       Any controversy or claim arising out of or relating to this contract, or the breach thereof initiated by Client, shall be settled by arbitration administered by the JAMS Arbitration in the City of Los Angeles in accordance with its rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

B.       If any term of this Agreement is found to be unenforceable or contrary to law, it shall be modified to the least extent necessary to make it enforceable, and the remaining portions of this Agreement will remain in full force and effect.

C.       Neither party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent such delay is caused by events or circumstances beyond the delayed party’s reasonable control.

D.       The waiver by any party of any breach of covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be in writing, and signed by the party waiving its rights. This Agreement may be modified only by a written instrument executed by authorized representatives of the parties hereto.

E.       This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements, proposals, negotiations, representations or communications relating to the subject matter. Both parties acknowledge that they have not been induced to enter into this Agreement by any representations or promises not specifically stated herein.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

Client

Consultant Halcyon Innovation, LLC.		Celebiddy Inc.

By:	/s/ Bryan Lemster	By:
	Bryan Lemster	Title:	CEO
Title:	President

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